Exhibit 10.25

LEASE EXTENSION AGREEMENT

To the Lease Agreement Between Athens

County Port Authority ("Landlord")

and

Global Cooling, Inc., A Delaware Corporation ("Tenant'')

This Lease Extension is hereby made and entered into by and between the Athens County Port Authority (hereinafter referred to as "Landlord") and Global Cooling, Inc., A Delaware

Corporation (hereinafter referred to as "Tenant'') on this 30 day of May 2018.

WHEREAS, Landlord and Tenant wish to extend the Lease Agreement, dated April 1, 2011, and further amended on 30 May 2018 (hereinafter referred to as "Lease'') for premises commonly described as and located at 6000 Poston Road, The Plains, Ohio 45710 with approximately 50,000 rentable square feet for a period of ten (10) years.

WHEREAS, the Parties now desire to extend the term of the Lease Agreement as herein stated.

NOW THEREFORE, for an in consideration of the mutual covenants and promises herein contained, and other good and valuable consideration, the receipt and sufficiently of which are hereby acknowledge, the Parties hereto agrees to as follows:

Section 1.05: The Pat1ies hereby agree to extend the Lease for a term of seven (7) years as the Lease was set to expire on March 3 I, 2021. The Lease will now be extended until March 31, 2028.

Section I.12: BASE RENT. The Base Rent shall consist of a monthly rent as follows:

Year 2018:	$19,000.00
Year 2019:	$21,000.00
Year 2020:	$22,000.00
Year 2021:	$23,000.00
Year 2022:	$24,000.00
Year 2023:	$25,000.00
Year 2024:	$26,000.00
Year 2025:	$27,000.00
Year 2026:	$28,000.00
Year 2027:	$29,000.00

This remains a "Triple Net" lease. Tenant v. ill remain responsible for Taxes, Insurance, and Repairs and Maintenance unless provided in Section 6.05 below.

Section 6.05. ALTERATION, ADDITIONS, AND IMPROVEMENTS. Landlord will initially fund the repairs for the HVAC and Apron that is located on the premises commonly described as and located at 6000 Poston Road, The Plains, Ohio 45710 and Tenant will be responsible for the total amount pursuant to the final invoice that will provide itemized costs for the repairs. Tenant wit! be responsible for the final costs in sixty (60) equal installments that will be due to the Landlord in addition to the Base Rent set forth in Section I. The monthly installment will be due at the same time as the Base Rent set forth in Section I. The monthly installment shall commence on the month following Tenant's receipt of the final invoice for the repairs. Other than what is specifically stated above, the remaining terms and conditions set forth in Section 6.05 remain in full force and effect.

Except as specifically agreed hereinabove, the original terms and provisions of the Lease remain in full force and effect, and are incorporated herein, and the Parties hereby affirm and consent to the Lease as hereinabove extended and amended and agree to be bound by the same.

The parties have signed this Lease Extension at the place and on the dates specified adjacent to their signatures below.

LEASE EXTENSION

ATHENS COUNTY PORT AUTHORITY

Signed on June 13, 2018

At Athens, Ohio.

By: ‐_________________

Its: _________________

Global Cooling, Inc., a Delaware Corporation

Signed on 30 May, 2018 At Athens, Ohio.

By: ‐_________________

Its: _________________